                                                                 EXHIBIT (10) z.
LLFB
8/11/95
Execution Copy

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 11th day of August, 1995, between PENTLAND SPORTS GROUP, LTD., a Delaware corporation ("Purchaser"), and GENESCO INC., a Tennessee corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Purchaser desires to acquire from Seller, and Seller desires to transfer to Purchaser, certain of the assets, properties and business used or useful in the Seller's Mitre Sports (US) Division which conducts its business in the United States of America, its territories and possessions, Canada and Mexico (the "Mitre Business"), upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties agree as follows:

         SECTION 1. Transactions on Closing Date

         In accordance with the terms of this Agreement and upon satisfaction of the closing conditions set forth in Sections 6 and 7, the parties agree to consummate, on the Closing Date (as defined in Section 2), the following transactions:

         1.1 Sale and Purchase of Assets. (a) Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth in this Agreement, on the Closing Date, effective as of August 11th, 1995, Seller shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, acquire and accept those of Seller's assets and properties, as each of the foregoing shall exist on the Closing Date and as set forth in Section 1.1(b) herein (the "Assets"), free and clear of all liens, charges and encumbrances.

                 (b) The Assets to be conveyed to Purchaser are all the assets and properties which are owned by Seller and used or useful exclusively in the Mitre Business on the Closing Date, which shall include, and be limited to:


                          (i)     All inventories, materials and supplies of or
relating to the Mitre Business, including, without limitation, raw materials, work in process, and finished goods (including those in the possession of suppliers and those in transit) which are listed in an inventory report to be delivered by Seller to Purchaser at the Closing (the "Inventory Report");

                          (ii)    All the Seller's rights, claims and interests
to and with respect to any pending or executory contracts (other than those relating to employees and independent sales representatives) relating to the Mitre Business and the Assets, including the purchase of materials, supplies and services, the sale of products or services and rights and claims and interests of every kind, including, without limitation, sales orders, service contracts, supply contracts, purchase orders, commitments, licenses, permits, instruments, and other documents to which Seller is a party or by which it has rights, in each case to the extent they relate to the Mitre Business, are assignable to Purchaser and are listed on Schedule 1.1(b)(ii) hereto.
Purchaser assumes all liabilities of Seller set forth in such contracts (except as specifically excluded herein) and agrees to indemnify and hold harmless Seller from the same;

                          (iii)   Those fixed assets used in the Mitre Business
and listed in Schedule 1.1(b)(iii) attached hereto;

                          (iv)    All records, files and papers relating
exclusively to the Mitre Business and the Assets, wherever located, including, without limitation, any drawings, engineering information, P.C. computer programs (to the extent not prohibited) and manuals and data, catalogues, slogans, quotations, sales and advertising materials, sales and purchase correspondence, trade association memberships, if any, in the name of the Seller, research and development records, lists of present and former customers and suppliers, customer credit information, customer pricing information, business plans and personnel, employment and other records relating to the Assets or the Mitre Business now or heretofore conducted by Seller (Seller may retain copies of all such records, files and papers);

                          (v)     All of Seller's rights under or pursuant to
all warranties, representations and guarantees made by suppliers in connection with products or services furnished to Seller for use in the Mitre Business in connection with the Assets to the extent such warranties and guarantees are transferable and to the extent Purchaser has assumed the related liability;

                          (vi)    All of Seller's interest in the trade names
and slogans used in the Mitre Business, including, without limitation, those listed in Schedule 1.1(b)(vi) attached hereto, and any variations or transliteration of such names;

                          (vii)   All of Seller's rights and interest in and to
any licenses, license agreements, permits, patents, copyrights, tradenames, trademarks, trademark registration applications (including all reissues, divisions, continuations and extensions thereof), patent applications, and patent disclosures docketed and used in the Mitre Business and listed in
Schedule 1(b)(vii).

                          (viii)  The operation of the Mitre Business and all
intangible property and rights of Seller directly applicable to the Mitre Business, including goodwill.





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         1.2     Retention of Liabilities by Seller and Assumption of Letter of
Credit Liability and Purchase Orders by Purchaser.

                 (a) Notwithstanding the Closing and transfer of the assets to the Purchaser, and except as set forth in Section 1.2(b) below, Seller shall remain responsible for payment of and shall fully and timely pay
(i) all its liabilities, actual or contingent, with respect to the Assets and the Mitre Business, including, without limitation, (a) claims, actual or contingent, arising out of events prior to the Closing Date, including the sale of goods from inventory of the Mitre Business manufactured and sold prior to the Closing Date, (b) claims relating to Seller's default or breach of representation or warranty of or relating to any of the Assets described in subclauses (i) and (ii) of Section 1.1(b) claims, if any, for severance or termination payments to hourly or salaried employees, or any payments of any kind, due or which may become due, to sales representatives, resulting from the sale of the Mitre Business to the Purchaser, pursuant to this Agreement.

                 (b)      Obligations under the contracts as set forth in
Section 1.1(b)(ii) shall be assumed by Purchaser, which includes all purchase orders described in Schedules 1.3(b)(A) and 1.3(b)(B).

         1.3     Payments, Adjustment thereof and Retention.

                 (a) The price to be paid for the Assets acquired pursuant to
Section 1.1 hereof (the "Purchase Price") shall be an amount equal to the aggregate of:

                          (i)     62.5% of the Value (as defined in Section
3.12) of the inventory identified on the Inventory Report delivered pursuant to
Section 1.1(b)(i) hereof which has been paid for ($6,609,316 x .625 = $4,130,823), plus;

                          (ii)    the agreed value of all fixed Assets in
accordance with the schedules attached hereto ($134,395).

                 (b) The Purchase Price as determined in accordance with
Section 1.3(a), shall be reduced by:

                           (i)    the sum of $179,758 being 25% of the
aggregate amounts open and not drawn on or after the Closing Date under the Letters of Credit listed on Schedule 1.3 and purchase orders listed on Schedule 1.3(b)(A) (whether or not included in inventory) provided that if the aggregate amount actually drawn on the letters of credit listed on Schedule 1.3 and the purchase orders listed on Schedule 1.3(b)(A) is less than the aggregate amounts thereof reflected on said Schedules, Purchaser shall forthwith refund Seller an amount calculated on the formula(B - A)/B x $179,758 where A is the amount actually drawn and B is the aggregate amount reflected on said Schedules and furnish Seller with an accounting reflecting the said computation; and





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                           (ii)   the sum of $13,900 with respect to the
purchase orders listed on Schedule 1.3(b)(B); and

                          (iii)   the sum of $225,000 with respect to return of
inventory related to sales made by Seller prior to Closing Date, which sales are reflected as open accounts receivable on Seller's books on the Closing Date.

                 Seller and Purchaser each represent, warrant, covenant, and agree with each other that, for tax purposes, the Purchase Price shall be allocated among the Assets pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and that all income tax returns and reports shall be filed consistent with such allocation.

                 (c) At the Closing, the Purchaser shall cause (i) the Purchase Price specified in Section 1.3(a) hereof (less $750,000) to be paid to the Seller by wire transfer in immediately available funds; and (ii) the sum of $750,000 (the "Retention") to be paid into the Escrow Account (as hereafter defined).

                 (d) The parties shall, within twenty-one (21) days of the Closing review the Schedules of Assets for accuracy as to the number and Value (as defined in Section 3.12) of the Assets. Any undisputed amounts at the end of twenty-one (21) days shall be paid immediately to Seller out of the Escrow Account. In the event that the Schedules have to be adjusted, based solely on number or to reflect Value, an amount equal to the difference between the total dollar amount on the Schedules as attached hereto and the total dollar amount on the Schedules, as adjusted (the "Shortfall"), shall be paid to the Purchaser (together with all interest accrued thereon) from the Escrow Account upon the determination of the Shortfall and the balance, if any, shall be paid to the Seller. In the event the Shortfall exceeds $750,000, Seller shall pay the amount of such excess to Purchaser on demand. In the event it is agreed (or determined) that the Schedules, as adjusted, reflect an aggregate amount greater than the aggregate dollar amount on the Schedules (the "Excess"), the entire Escrow Account shall be delivered to Seller and Purchaser shall pay the Seller the excess on demand. In the event the parties are unable to agree within sixty (60) days of date hereof on the Shortfall or the Excess, any undisputed amounts shall be released from the Escrow Account and the dispute between the parties shall be resolved by informal arbitration in Atlanta by the senior partner for the time being of the Atlanta office of Ernst & Young whose decision shall be final and binding on the parties.

                 (e) The Retention shall be paid into a designated interest-bearing account with Chemical Bank, 270 Park Avenue, New York, New York in the joint names of the Seller's counsel and the Purchaser's counsel (the "Escrow Account") immediately after Closing and the Retention (together with interest accrued thereon) shall be applied in accordance with the provisions of this paragraph.

                 (f) The Retention shall be held in the Escrow Account until the determination of the Shortfall.





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                 (g) The Seller and the Purchaser shall promptly give to the
Seller's counsel and the Purchaser's counsel respectively, all such written instructions as shall be necessary to give effect to the provisions of this clause and shall execute such escrow agreements as may reasonably be required by such counsel.


         1.4 Leases. Seller shall execute on or prior to the Closing Date, a written lease (the "Lease"), for the offices in Nashville, Tennessee used in the Mitre Business, in accordance with the lease form attached hereto as
Schedule 1.4.

         1.5 Services Agreement. Seller and Purchaser shall execute and deliver a Services Agreement in the form of Schedule 1.5 hereto. Seller shall provide Purchaser with the services set forth therein.

         1.6 Warehousing Agreement. Seller and Purchaser shall execute and deliver a Warehousing Agreement in the form of Schedule 1.6.

         SECTION 2. Closing

         Subject to the fulfillment of the conditions precedent specified in Sections 6 and 7, the transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") as follows:

         2.1 Closing Date. The Closing shall be held at 10:00 A.M. local time at the offices of Lowenthal, Landau, Fischer & Bring, P.C. on August 11, 1995, or such other date or place as shall be mutually agreed to by the parties (such date, together with any adjournment thereof is hereinafter referred to as the "Closing Date").

         2.2 Closing Deliveries of Seller. On the Closing Date, Seller shall deliver to Purchaser, in a form reasonably satisfactory to counsel for Purchaser, the following:

                 (a) A Bill or Bills of Sale, substantially in the form attached hereto as Schedule 2.2(a), conveying title to Purchaser of all of the Assets, and any other instruments of sale, conveyances, transfers and assignments, documents, instruments, certifications, notices or assurances as counsel for Purchaser may reasonably require, as necessary or desirable to transfer, assign and convey to Purchaser as of the Closing Date, good title to all of the Assets, or as otherwise may be reasonably requested by counsel to Purchaser for purposes of this Agreement.

                 (b) All documents, instruments and opinions required to be delivered to it under Section 6.

         2.3 Closing Deliveries of Purchaser. On the Closing Date, Purchaser shall deliver, in a form reasonably satisfactory to counsel for Seller, the following:





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                 (a)      To Seller, the amount required to be paid to Seller
pursuant to Section 1.3(a) hereof; and

                 (b) To Seller, all documents, instruments and opinions required to be delivered to it under this Agreement.

         SECTION 3. Representations, Warranties and Agreements of the Seller.

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Seller represents and warrants to Purchaser and agrees as follows, each such representation, warranty and agreement to be effective as of the Closing Date. No investigation or due diligence examination conducted by or on behalf of Purchaser, or any information elicited as a result thereof shall in any way affect or limit the representations, warranties and agreements hereinafter set forth unless Purchaser has actual knowledge that a representation or warranty is untrue.

         3.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power to own its properties and conduct the business presently being conducted by it, and is duly qualified to transact business as a foreign corporation and is in good standing in the State of Tennessee and all other states in which the failure to qualify and be in good standing would have a material adverse effect upon the Mitre Business.

         3.2 Corporate Authority. (i) The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by all requisite corporate action on the part of Seller, and neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance with or fulfillment by Seller of the terms and provisions of this Agreement, will (a) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Certificate of Incorporation or By-laws of Seller or any instrument, agreement, mortgage, lease, judgment, order, award, decree or other instrument or restriction to which Seller is a party or by which Seller is bound or to which the Assets are subject, (b) require any affirmative approval, authorization or other order or action of any creditor of the Seller which has not been obtained, or (c) give any party with rights under any instrument, agreement, mortgage, judgment, order, award, decree or other restriction referred to in subsection (a) above the right to terminate, modify or otherwise change the rights or obligations of the Seller under such instrument, agreement, mortgage, judgment, order, award, decree or other restriction.

                     (ii) Seller has full power and authority to do and perform all acts and things required to be done by it under this Agreement.

                     (iii) This Agreement constitutes, and such other agreements and instruments, as required, when duly executed and delivered by Seller, will constitute, valid and





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binding obligations of Seller enforceable in accordance with their respective terms, subject to all laws affecting creditors' rights and the discretion of courts to fail to grant equitable remedies.

         3.3. Sales History. The unaudited income statements of the Mitre Business for the fiscal years ending January 31, 1993, 1994 and 1995, and for the fiscal four months through May 26, 1995 (individually and collectively, the "Historical Sales Statements") are attached as Schedule 3.3. Each such Historical Sales Statement presents fairly the sales of the Mitre Business in all material respects and, except for the reporting of discounts, in conformity with generally accepted accounting principles, consistently applied, as of, or for the period then ended.

         3.4 Patents, Trademarks, Copyrights, etc. (i) Schedule 3.4 attached hereto sets forth a list of all of Seller's United States patents, patent applications, copyrights, trademark registrations and applications therefor, patent, trademark or trade name licenses, contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, processes, formulae or other know-how, and all patent, trademark or trade names or copyright licenses which are in force which are owned in the name of Seller and used in the Mitre Business (referred to collectively as Intellectual Property Rights). Seller represents that the Intellectual Property Rights are, to the best of Seller's knowledge and belief, fully valid and are in full force and effect, except as noted on the schedules hereto.

                          (ii)  Seller owns outright all of the Intellectual
Property Rights listed on Schedule 3.4 attached hereto free and clear of all liens and encumbrances and pays no royalty to anyone under or with respect to any of them.

                          (iii) Seller has not licensed anyone to use any of
such Intellectual Property Rights and has no knowledge of the infringing use by Seller of any intellectual property rights.

                          (iv)  All rights of  Seller in and to each of the
foregoing Intellectual Property Rights are transferable and will be transferred or assigned to Purchaser as herein contemplated.

                          (v)   Seller has no knowledge of, nor has Seller
received any notice of (a) any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business owned by Seller or with respect to any license relating to the Assets under which Seller is licensor or licensee; or (b) that the Intellectual Property Rights infringe upon the rights of any third party.

         3.5 Employees. Schedule 3.5 sets forth a list of the names and current annual salary rates of each of the present employees of Seller who are engaged in primarily in the Mitre Business and who will be terminated by the Seller at Seller's expense as of the Closing Date, together with a summary of the bonuses, additional compensation and other like benefits, if any, paid or payable to such persons as of the date hereof.





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         3.6     Compliance with Laws.  (a) The Mitre Business is and has been operated in material compliance with all applicable statutes, orders, rules and regulations promulgated by governmental authorities and no allegation of non-compliance with such applicable statutes, orders, rules and regulations made by any person is pending or threatened or has been made.

                 (b) Set forth on Schedule 3.6(b)(i) is a complete list of all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are held by or have been issued to Seller in connection with the Mitre Business and are reasonably necessary for the conduct of the Mitre Business as presently conducted (collectively, "Permits"). Seller is in compliance in all material respects with the terms of the Permits and has made all notifications and applications to governmental authorities required under law to continue operations of the Mitre Business as presently conducted.

         3.7 Litigation. Schedule 3.7 sets forth a brief description of each pending lawsuit, civil proceeding instituted by a governmental agency, criminal proceeding, indictment, administrative proceeding, governmental investigation or arbitration with respect to the Mitre Business or to which the Assets are subject, specifying the damage or relief sought, the name of counsel for Seller in charge of such matter and the current status of such action. Except as set forth in Schedule 3.7, there is no lawsuit, proceeding, indictment, governmental investigation or arbitration with respect to the Mitre Business to which the Assets are subject, pending, or, to the knowledge of Seller, threatened.

         3.8 Assets. Seller owns, all of the Assets to be acquired hereunder. Seller has good title to all of the Assets, which shall be conveyed free and clear of all liens, mortgages, pledges, encumbrances, conditional sales agreements, security interests, title retention devices or charges of any kind.

         3.9 Material Changes Since January 31, 1995. Since January 31, 1995, Seller has not (a) sold or otherwise disposed of any of the Assets, except for inventory in the ordinary course; (b) entered into any contract, license, franchise, or commitment relating to the Mitre Business other than in the ordinary course of business or as contemplated by this Agreement or waived any rights relating to the Mitre Business other than in the ordinary course of business; or (c) been made aware of and is not aware of any termination or threatened termination by any of the top ten suppliers or of the top ten customers of its relationship with the Mitre Business, subject to the knowledge and inquiry standards of Section 3.13.

         3.10 Investment Banking and Other Fees. Except for fees payable to Donaldson, Lufkin & Jenrette, Seller has no obligation to pay any investment banking or other fee as a result of the consummation of the transactions contemplated hereby.

         3.11 Disclosure. No representation or warranty by Seller herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading with respect to the matters covered thereby, taken as a whole.





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         3.12    Inventory.  All items of inventory to be acquired by Purchaser pursuant to this Agreement and described in the Inventory Report, to which any value is attributed in determining the Purchase Price, have been valued at their book value (i.e. to reflect the lower of cost or market value in accordance with generally accepted accounting principles ("GAAP") after taking into account all reserves ("Value").

         3.13 Customers and Suppliers. Listed on Schedule 3.13(A) are all customers of the Mitre Business in terms of sales for the fiscal year ending January 31, 1995, showing the approximate total sales to each customer for such period. To the best of Seller's knowledge based solely upon inquiry of the President, Chief Financial Officer and Director of Sales of the Seller's Mitre Division, there has not been any material adverse change in the business relationship of Seller with any of its top ten customers or top ten suppliers listed on Schedule 3.13(A), except as disclosed on Schedule 3.13(B). These Schedules also set forth and briefly describe all material contracts and commitments for the purchase by Seller of inventory and supplies that relate to the Mitre Business as of the date of this Agreement; the status of all accepted and unfilled orders placed by sales representatives for the Mitre Business; the aggregate dollar value of all accepted and unfilled orders for the sale of products relating to the Mitre Business. All of the orders and commitments were made in the ordinary and usual course of business.

         3.14 No Interest in Suppliers, etc. The Seller has no ownership interest, direct or indirect, in any supplier or consultant to or customer, agent or adviser of the Mitre Business other than Mitre Sports International Limited.

         3.15 Insurance Coverage. Attached as Schedule 3.15 and subject to information and notations thereon is a correct and complete list of all policies of insurance in effect at the date of this Agreement, providing coverage with respect to risks of product liability, environmental liability or any other liability or risk involving the Mitre Business of the Seller. All such policies are dated as set forth in such schedule; there has been no failure to pay any premiums in a timely fashion as required by such policies; and at the date of this Agreement, no notice of cancellation or non-renewal with respect to any such policy has been received by the Seller. There has been no material default by the Seller with respect to any provision contained in any policy.

         SECTION 4.  Representations, Warranties and Agreements of
                     Purchaser.

         Purchaser hereby represents and warrants to Seller and agrees as follows:

         4.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Corporate Authority. (a) The execution, delivery and performance by Purchaser of this Agreement has been duly authorized and approved by all requisite corporate action on





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the part of Purchaser, and neither the execution nor the delivery of this
Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser with, or fulfillment by Purchaser, of the terms and provisions of this Agreement, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Certificate of Incorporation or By-Laws of Purchaser or any instrument, agreement, mortgage, lease, judgment, order, award, decree or other instrument or restriction to which either is a party or by which either is bound, or (ii) require any affirmative approval, consent or authorization of, or registration or filing with, any court, governmental authority or regulatory body of Purchaser or any other person.

                 (b) Purchaser has full power and authority to do and perform all acts and things required to be done by it under this Agreement.

                 (c) This Agreement constitutes and such other agreements and instruments, when duly executed and delivered by Purchaser, will constitute, valid and binding obligations of Purchaser enforceable in accordance with their respective terms.

         4.3 Investment Banking and Other Fees. The Purchaser does not have any obligation to pay any investment banking or other fee as a result of the consummation of the transactions contemplated hereby.

         4.4 Disclosures. No representation or warranty by Purchaser herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading with respect to matters covered thereby, taken as a whole.

         SECTION 5. Certain Matters Pending the Closing.

         5.1 Conduct of Business. During the period from February 1, 1995 to the Closing Date, Seller has:

                 (a) satisfied its obligations under all agreements and commitments material to the Mitre Business except those which Seller in good faith elects to contest or dispute;

                 (b) maintained the books of account and records relating to the Mitre Business in the usual, regular and ordinary manner in a manner consistent with past practices;

                 (c) continued to withhold and deposit all payroll withholding and related employer taxes of those of Seller's employees primarily engaged in the Mitre Business as and when due;

                 (d) subject to disclosures in this Agreement, maintained all patents, registered trademarks, and trade names used in connection with the Mitre Business, prosecute all applications pending in relation thereto and take all steps reasonably appropriate to prevent any





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infringement of any such patents, trademarks or trade names by third parties consistent with past practices with respect to such matters; and

                 (e) continued to operate the Mitre Business at a level of activity sufficient to meet contractual commitments for delivery of goods;

         5.2 Prohibited Action. During the period from February 1, 1995 to the Closing Date, except as disclosed on Schedule 3.13(B), Seller did not, in connection with the Mitre Business:

                 (a) except to the best of Seller's knowledge based solely upon inquiry of the President, Chief Financial Officer and Director of Sales of the Seller's Mitre Division, extend credit on sales other than sales of merchandise in the ordinary course of business;

                 (b) to the best of Seller's knowledge based solely upon inquiry of President, Chief Financial Officer and Director of Sales of the Seller's Mitre Division, except in the ordinary course of business consistent with sound business practice, alter or modify its pricing policies with respect to the sales of merchandise or the terms of any such sales; or

                 (c) allow any liens, charges, mortgages or security interests, except for leased equipment, to attach to the Assets;

         5.3 Preservation of Relationships. Seller will use its best efforts to preserve its relationship with customers of and suppliers to the Mitre Business and will generally assist Purchaser in arranging for the orderly transfer and reception of the Assets from Seller to Purchaser.

         5.4 No Default. Except for the failure to obtain any required consents to assignment under any of the contracts or leases relating to the Mitre Business to which it is a party, Seller has not done any act or omitted to do any act, or permit any act or omission to act, which would cause a breach of any of the contracts relating to the Mitre Business.

         5.5 Publicity. The initial general notices, releases, statements and communications to employees, suppliers, representatives and customers of the Mitre Business and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Purchaser and Seller unless either party is, in the opinion of its respective counsel, required by law to make any filing, notice or report, in which event it may do so without mutual agreement but only after notice to and consultation with the other party.

         5.6 Cooperation. Purchaser and Seller will cooperate in all respects and shall use their respective best efforts in connection with securing any consents of third parties necessary for the transfer of the Assets from Seller to Purchaser or the assumption of liabilities by Purchaser, and giving any notices to any governmental authority, or securing the permission, approval, determination, consent or waiver of any governmental authority, required by law in





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connection with the transfer of the Assets from Seller to Purchaser or the assumption of the liabilities by Purchaser, and to bring about the satisfaction of the conditions required to be performed, fulfilled and complied with by Seller pursuant to this Agreement. Seller shall, to the extent requested, cooperate with and assist Purchaser, at Purchaser's expense, in obtaining all licenses, permits and the authorizations required to be obtained by Purchaser in connection with the ownership of the Assets and the operation of the Mitre Business.

         SECTION 6. Conditions Precedent to Obligations of Purchaser.

         The obligations of Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, any or all of which may be waived in writing by Purchaser:

         6.1 Misrepresentations or Breach of Warranties. All representations and warranties of the Seller in this Agreement shall be deemed to have been made at and as of the time of the Closing and shall then, except as submitted in writing at the Closing, be true and correct in all material respects, and there shall have been no breach by the Seller in the performance of their representations or warranties herein.

         6.2 Absence of Certain Changes. There shall not have occurred prior to the Closing Date (a) any material adverse change in the Assets taken as a whole, (b) damage or destruction in the nature of a casualty loss which materially affects the operation of the Mitre Business; provided, however, that in the event of such a loss which is fully or partially covered by insurance, Seller shall (i) offer to assign or otherwise make available to Purchaser the proceeds of such insurance on the condition that Purchaser shall consummate the transactions contemplated hereby or (ii) Seller may terminate this Agreement in writing within seven (7) days of the occurrence of an event of loss whereafter neither Seller nor Purchaser shall have any claim against the other, (c) the legal inability of the Seller to convey, assign and transfer to Purchaser any of the Assets which will have the effect of materially affecting the ability of Purchaser to operate the Assets, or (d) any work stoppage, strike or materially adverse change in the composition of Seller's work force.

         6.3 Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Performance by Seller. Seller shall have performed and complied in all material respects with agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         6.5 Approvals. All material government approvals necessary to be obtained by Purchaser to consummate the transactions contemplated hereunder, including, without limitation, all material permits, licenses or similar permissions, shall have been obtained prior to the Closing Date and Purchaser shall use its reasonable best efforts to obtain the same.

         6.6 Purchase of Mitre Sports International Limited. Simultaneously herewith, Pentland Industries Limited is purchasing all of the issued and outstanding shares of capital stock of Mitre Sports International Limited, an English corporation registered in England, in accordance with the terms of that certain Stock Purchase Agreement dated as of August 11, 1995 by and among Seller and Pentland Industries Limited and the Completion as defined in such agreement shall have occurred.

         6.7 Deliveries by Seller. At Closing, Seller shall execute and deliver to Purchaser, or cause third parties to execute and deliver to Purchaser, in form and content satisfactory to Purchaser and its counsel:

                 (a) the instruments of sale, conveyance, transfer and assignment pursuant to Sections 1 and 2 of this Agreement;

                 (b) the Lease duly executed by Seller which Lease shall commence on the Closing Date;

                 (c) the Services Agreement and Warehousing Agreement duly executed by the Seller which shall commence on the Closing Date;

                 (d) an assignment of Seller's rights ("Rights") to occupy space at the Atlanta Supershow, if assignable. In the event the Rights are not assignable, Seller will, with appropriate indemnities from Purchaser and at Purchaser's cost, renew its contract with the Atlanta Supershow and make the space available to Purchaser; and

                 (e) such other documents and instruments as Purchaser shall reasonably request.

         6.8 Opinion of Counsel for Seller. At Closing, Boult, Cummings, Conners & Berry, counsel for the Seller, shall deliver to Purchaser a written opinion, dated the Closing Date, in substantially the form of Schedule 6.8


         SECTION 7. Conditions Precedent to Obligations of Seller.

         The obligations of Seller under this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any or all of which may be waived in writing by Seller:

         7.1 No Misrepresentation or Breach of Covenants and Warranties. All representations and warranties of Purchaser in this Agreement shall be deemed to have been made at and as of the time of the Closing and shall then be true and correct in all material respects, and there shall have been no breach by Purchaser in the performance of any of its obligations herein and therein.

         7.2 Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.3 Performance by Purchaser. The Purchase Price shall have been paid in accordance with Section 1.3(b) and Purchaser shall have performed and complied with all other agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         7.4 Deliveries by Purchaser and Affiliates. The Purchaser shall execute and deliver to Seller in form and content satisfactory to Seller and its counsel:

                          (i)   instruments of assignment in the form of
Schedule 7.4(i) attached hereto;

                          (ii)  such other documents and instruments as Seller
shall reasonably request; and

                          (iii) the Purchase Price.

         7.5 Opinion of Counsel for Purchaser. Seller shall receive from Lowenthal, Landau, Fischer & Bring, P.C., counsel to Purchaser, a written opinion dated the Closing Date, in substantially the form of Schedule 7.5.

         SECTION 8. Transfer Expense. Purchaser will pay and indemnify and hold harmless Seller from any sales or transfer taxes payable in connection with the transactions contemplated hereby. At the Closing, Purchaser shall deliver a check in the amount, if any, shown as due on the sales tax return to be prepared by Seller reporting the sale contemplated herein. In connection with the transfer of inventory, Purchaser shall register as a Tennessee vendor and furnish Seller with a properly completed resale certificate at the Closing. In the event that the sales tax liability is subsequently adjusted, Purchaser shall pay any amount due (including interest and penalties, if any) and shall be entitled to any overpayment. Purchaser will also pay any filing or recording fees, license, transfer fees and similar asset transfer expenses relating to the transactions contemplated hereby in connection with the instruments of transfer herein.

         SECTION 9.  Indemnification.

         9.1 Indemnification by Seller. Seller indemnifies and holds Purchaser, its officers and directors harmless against and in respect of any breach of covenant or representation by Seller, including costs, reasonable attorneys' fees and expenses incident to such liabilities. This indemnity agreement is in addition to any other specifically enumerated liability which Seller may otherwise have under this Agreement.

         9.2 Indemnification by Purchaser. Purchaser indemnifies and holds Seller, its officers and directors harmless against and in respect of any breach of covenant or representation by Seller, including costs, reasonable attorneys' fees and expenses incident to such liabilities. This indemnity agreement is in addition to any other specifically enumerated liability which Seller may otherwise have under this Agreement.

         9.3 Third Party Claims. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Section 9, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense thereof, and the indemnified party shall co-operate with it in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any assets of any indemnified party, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party within the limits of this
Section 9. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party.

         9.4 Limitations on Amounts. The provisions for indemnity under Sections 9.1 and 9.2 shall (i) be effective only when the aggregate amount of all claims made by the Seller against the Purchaser or by the Purchaser against the Seller for which such other party has an indemnification obligation hereunder exceeds $50,000 (the "Basket"), provided that if the aggregate of claims made exceeds the Basket, the indemnifying party shall be liable for the aggregate of such claims without giving any credit for the Basket; (ii) not apply with respect to any single claim of $750 or less, provided that such claims shall be taken into account when computing the aggregate of claims for purposes of the Basket; and (iii) not exceed, in the aggregate, the amount of the Purchase Price.

         9.5 Failure to Pay. Should any party fail to pay any amount due under the terms of this Agreement when due, such party shall also be liable for the payment of interest at the Wall Street Journal Prime Rate, costs of collection, and reasonable attorneys fees.

         SECTION 10. Other Provisions

         10.1 Further Assurances. At its own expense, each party will, at such time and from time to time on and after the Closing Date, upon reasonable request by the other party, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required for the conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or to its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, any or all of the properties and assets of the Seller sold hereunder or for the carrying out of the purposes of this Agreement.

         10.2 Bulk Sales Law. Purchaser and the Seller hereby waive compliance with the provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where the Seller owns Assets to be transferred to Purchaser hereunder. Seller hereby agrees to indemnify and hold Purchaser harmless from any loss, cost or liability (including reasonable attorneys' fees) incurred by Purchaser as a result of such non-compliance, provided, however, that nothing herein shall prevent Seller from contesting any liability in good faith. The indemnification under this Section 10.2 shall not apply to any Assumed Liabilities assumed hereunder by the Purchaser.

         10.3 Complete Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

         10.4 Hiring of Employees. (a) Seller shall use its best efforts to comply fully with all applicable plant closing laws, if any, of or relating to the Mitre Business and taken by Seller at or prior to the Closing. Seller acknowledges its full responsibility for any severance pay liabilities to employees or any payments of any kind, due, or which may become due, to sales representatives of Seller as well as for accrued vacation pay to any of Seller's employees engaged primarily in the Mitre Business.

                 (b) Purchaser shall be entitled, but not obliged, to extend on the Closing Date, an offer of employment on such terms and conditions as Purchaser may decide, to those of Seller's employees engaged primarily in the Mitre Business and identified on Schedule 3.5 as of the Closing Date as purchaser may decide. Purchaser shall have no obligations whatsoever with respect to any employees of Seller not hired by Purchaser, except for commitments or promises Purchaser may have made to such employees. Schedule 3.5(b) lists those employees of Seller to be hired by Purchaser on the Closing Date

         10.5 Survival of Representations and Warranties. The representations and warranties and indemnities set forth in this Agreement shall survive the Closing for a period of twenty (20) months.

         10.6 Waiver, Discharge, etc. This Agreement may not be released, discharge, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives.

         10.7 Notices. All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including telex or fax) if delivered by hand or left at or posted by pre-paid registered or certified mail (airmail if dispatched to a foreign country) to the party concerned at its address appearing below or sent by fax or telex to the number and with copy as below indicated. Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post three days after posting (seven days if sent to a foreign country); by fax or telex on the same day as dispatch. The said addresses and fax and telex numbers shall continue in force until alternatives are notified and receipt of such notification has been acknowledged:

                 (a)      If to Seller:

                          Genesco Inc.
                          Genesco Park
                          Suite 410
                          1415 Murfreesboro Road
                          Nashville, Tennessee 37217
                          Attn: Roger Sisson, Esq.
                          Fax:  (615)367-7073

                          with a copy to:

                          Boult, Cummings, Conners & Berry
                          414 Union Street
                          Suite 1600
                          P.O. Box 198062
                          Nashville, TN 37219
                          Attn: E. Berry Holt, Esq.
                          Fax:  (615)252-2380

                 (b)      If to Purchaser:

                          Pentland Sports Group, Ltd.
                          3333 New Hyde Park Road
                          New Hyde Park, New York 11042

                          Fax:  (516)365-3451
                          Attn: Nahum G. Shar


                          with copies to:

                          Lowenthal, Landau, Fischer & Bring, P.C.
                          250 Park Avenue
                          New York, New York 10177
                          Attn: George N. Abrahams, Esq.
                          Fax:  (212)986-0604, and

                          Pentland Group plc
                          The Pentland Centre,
                          Lakeside Squires Lane
                          Finchley, London N32QL
                          Attn: John McLaren, Esq.
                          Fax:  01144181-343-4876

         10.8 Expenses. Seller's professional and other fees and expenses (including the fees and expenses to be paid to Boult, Cummings, Conners & Berry) incident to this Agreement shall be paid by Seller and Purchaser's professional and other fees and expenses incident to this Agreement (including the fees and expenses to be paid to Price Waterhouse and to Lowenthal, Landau, Fischer & Bring, P.C.) shall be paid by Pentland.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws.

         10.10 Assignment. Except for an assignment to an affiliate of either party, neither party may assign its rights and/or obligations to any other party without the express written consent of the other party. In the event of a permitted assignment, the assigning party shall remain liable for all obligations hereunder.

         10.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors or assigns.

         10.12 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         10.13 Filing of Tax Returns. Seller agrees to file on a timely basis all tax returns relating to the Mitre Business that Seller may be required to file by any law or regulation to file in respect of all periods prior to or including the Closing Date.

         10.14 Name. From and after the Closing Date, neither the Seller nor any other company in which the Seller or any of its subsidiaries or affiliates, has any direct or indirect equity interest shall use the name "Mitre" or "Absolute Performance" or any variation, transliteration, translation, or confusingly similar names in connection with any enterprise or business at any time.

         10.15 Agreements Not to Interfere with Business. From and after the Closing Date and for a period of three years thereafter, Seller shall not take any action, whether directly or indirectly, except with prior written approval of Purchaser, to solicit or hire any present or future employees of Purchaser so long as they are employed by Purchaser.

         10.16 Conflict. In the event of any conflict between the terms and conditions of this Agreement and the agreement between the Seller and Pentland Industries Limited dated August 11th, 1995 (the "Share Purchase Agreement"), the provisions of this Agreement shall control with respect to the purchase of the Assets and the Mitre Business and all matters ancillary thereto, and the provisions of the Share Purchase Agreement shall control with respect to the purchase of the shares of Mitre Sports International Limited.

         10.17 Collection of Accounts Receivable. (a) Seller is retaining all accounts receivable of the Mitre Business arising prior to the Closing Date ("Seller Accounts Receivable") and shall service such receivables in accordance with its credit and collection policies as heretofore in effect and applied by Seller to its customers. Pursuant to the terms of the Services Agreement, Seller has agreed to service, credit check, and collect Purchaser's accounts receivable arising from the sale of inventory of the Mitre Business on or after the Closing Date ("Purchaser Accounts Receivable"), in accordance with Seller's credit and collection policies as heretofore in effect and applied by Seller to its customers and subject to Purchaser's supervision and direction. In fulfilling its obligations under the Services Agreement, Seller shall use its reasonable best efforts (using appropriate staff and facilities) to cause the Purchaser Accounts Receivable to be collected. Seller Accounts Receivable and Purchaser Accounts Receivable shall be collected in a commercially reasonable manner. Seller shall not allow any Purchaser Accounts Receivable to be settled for less than the face amount thereof or issue credit notes or otherwise take action, or omit to take any action, that would reduce the value of the Purchaser Accounts Receivable without the prior written consent of Purchaser. If Seller makes a written request to Purchaser for the consent referred to in the immediately preceding sentence, such request shall be made in writing and transmitted to Purchaser by facsimile. If Purchaser does not respond to such facsimile within five (5) business days of such dispatch thereof, Purchaser shall be deemed to have given its consent. Purchaser's customers shall be instructed that all payments made by such customers with respect to the Purchaser Accounts Receivable shall be made directly to Purchaser's lock box; provided however, that if Seller or its affiliate or agents receives any payment relating to any of the Purchaser Accounts Receivable, such payment shall be the property of, and shall be on the Monday following receipt forwarded and remitted to the Purchaser. All payments made by customers with respect to the Seller Accounts Receivable shall be made directly to Seller's lock box; provided however, that if Purchaser or its affiliates or agents receives any payment relating to any of the Seller Accounts Receivable, such payment shall be the property of, and shall be on the Monday following receipt forwarded and remitted to the Seller.

         (b) Beginning with the Closing Date and continuing until all Seller Accounts Receivable have been collected, Seller shall cause separate accounts receivable lists to be maintained for Seller Accounts Receivable on the one hand, and Purchaser Accounts Receivable on the other hand. Subject to Section 10.16(a) above, if Seller or Purchaser receives any payments from customers who have both outstanding Seller Accounts Receivable and outstanding Purchaser Accounts Receivable, the recipient shall direct such payments in the following order: (i) first, to those invoices, if any, designated by the customer; provided that neither Seller nor Purchaser nor the employees or agents of either of them, shall instruct or request any customer to make any such designation; and (ii) second, if there is no designation from the customer, then such payments shall be allocated to the oldest invoices owing to Seller or Purchaser on account of Mitre products. All monies owing from one party to the other hereunder shall be paid on the Monday following receipt.

         (c) Seller shall provide Purchaser with a monthly statement of the aging and collection status of the Purchaser Accounts Receivable and the Seller Accounts Receivable at least seven (7) days after the end of each calendar month. Seller shall service and collect the Purchaser Accounts Receivable as Purchaser's non-exclusive agent, and Seller shall receive no compensation for such services (except for the compensation provided in the Services Agreement) and acquire no ownership or financial interest whatsoever in the Purchaser Accounts Receivable, all right, title and interest therein belonging exclusively to the Purchaser.

         (d) Seller shall notify Purchaser as soon as reasonably practicable if any customer disputes any Purchaser Accounts Receivable or if any customer that has invoices outstanding from both Purchaser and Seller disputes any Seller Accounts Receivable. Purchaser, in its discretion, may direct Seller to cease servicing any Purchaser Accounts Receivable from time to time for whatever reason, including, but not limited to, the desire of Purchaser to initiate litigation to collect such Purchaser Account Receivable, but the provisions of Sections 10.17(a) and (b) above shall continue to apply to receipts of one party belonging to the other. Seller may from time to time initiate litigation to collect any Seller Accounts Receivable if such Sellers Accounts Receivable is not paid within the Sellers usual and normal credit term for such customers or the customer has filed or had filed against it a petition in bankruptcy or the customer has engaged in fraud, provided however, that notice of the proposed commencement of such litigation shall be given to Purchaser three days prior to the commencement thereof.

         10.18 Returns. All returns of inventory shall be for the account of Purchaser and on receipt by Purchaser of returned inventory, Purchaser shall pay Seller the amount of the Credit issued which will not exceed the face value of the invoice relating to the inventory returned.

         10.19 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed and reformed as if any such illegal, invalid or unenforceable provision were not contained herein.

         10.20 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

         10.21 Amendments and Waivers. This Agreement may be amended or modified in whole or in part, only by a writing signed by both Buyer and Sellers. No provision of or right under this Agreement may be waived, except in writing signed on behalf of the party against whom such waiver is asserted. No waiver by any party of any breach or right of this Agreement shall be held to constitute a waiver of any other breach or right or a continuation of the same breach.

         10.22 Exhibits and Schedules. The exhibits and schedules included or referred to in this Agreement are made a part of this Agreement as fully as if set forth in the body hereof.

         SECTION 11.  Agreement not to Compete.

         11.1 Agreement not to Compete.

                 11.1 In this Section 11, unless the context or subject matter otherwise requires, the following expressions shall have the following meanings:

                 (a) "Restricted Business" means the business of manufacturing, importing (other than for Seller's own retail network), distributing, selling wholesale, designing, advertising and promoting (in each case other than for retail sale) sports balls and the following items indicated by a "X":


==========================================================================================================
                 Soccer          Rugby           Cricket         Netball         Baseball       Basketball
----------------------------------------------------------------------------------------------------------
  Bags                                             X
----------------------------------------------------------------------------------------------------------
  Footwear        X               X                X                               X
----------------------------------------------------------------------------------------------------------
  Equipment       X               X                X               X               X               X
----------------------------------------------------------------------------------------------------------
  Apparel         X               X                X
----------------------------------------------------------------------------------------------------------
  Accessories     X               X                X
==========================================================================================================

But shall not include the retail sale of such products, nor the manufacture, import, distribution, sale (retail or wholesale), designing, advertising or promotion of footwear resembling soccer footwear but not being for sporting use,

                 (b) "Restricted Area" means the United States of America, its territories and possessions, Canada and Mexico,

                 (c) "Restricted Period" means a period of three years from the Closing Date.

         11.2 Seller's Undertakings. The Seller hereby undertakes to the Purchaser that it will not itself, either alone or jointly with others, whether as principal, agent, manager, majority shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for its own benefit or that of others:

                 (a) at any time during the Restricted Period engage in or carry on any Restricted Business within the Restricted Area in competition with the Purchaser (other than as a holder for investment of no more than 5% of any class of shares or securities dealt in on a recognized stock exchange);

                 (b) at any time during the Restricted Period canvass or solicit in relation to a Restricted Business the custom of any person who was at any time during the period of 12 months preceding the Closing Date a customer of the Mitre Division or accept from any such person orders for goods or services comprised within the Restricted Business, or seek to induce any such person to cease dealing with the Purchaser;

                 (c) at any time during the Restricted Period knowingly assist any competitor of the Purchaser to a material extent with the primary purpose of carrying on or developing any Restricted Business in the Restricted Area;

                 (d) at any time during the Restricted Period provide any financial assistance to any person for the primary purpose of assisting such person to carry on or develop a Restricted Business in the Restricted Area in competition with the Purchaser;

                 (e) at any time within 2 years of Closing Date solicit or entice away any employee of the Purchaser or knowingly do any act whereby any such employee is encouraged to leave the employment of the Purchaser whether or not such employee would by reason of so leaving commit a breach of his contract of employment;

                 (f) at any time following the Closing Date use the name "Mitre" or any name capable of confusion therewith as a trade mark, whether by using such name as part of a corporate name or otherwise;

                 (g) at any time after Closing Date make use of or disclose to any third party any secret or confidential information relating exclusively to the Mitre Division or its affairs or any of its trade secrets, except if and insofar as such disclosure is required by law or by any stock exchange or comes into the public domain through no fault of the Seller;

                 (h) at any time after the Closing Date represent itself or permit itself to be held out as being in any way connected with or interested in the business of the Purchaser.

         11.3    Severability.  Each of the covenants contained in sub-clause
11.2 is entirely separate and severable and enforceable accordingly. Each of such covenants is considered fair and reasonable in all the circumstances by the parties but in the event that any such restriction shall be found to be void or ineffective but would be valid and effective if some part thereof were deleted or the duration or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

         11.4    Assignment.  The benefit of the covenants contained in this
Section 11 shall be assignable in whole or in part by the Purchaser to any transferee of the business of the Purchaser but not otherwise.

         11.5    Injunctive Relief.  Notwithstanding the provisions of Section
10.6 above, in the event of a violation of threatened violation of any of the foregoing provisions of this Section 11, Purchaser shall have no adequate remedy at law and shall therefore be entitled to enforce the provisions of this
Section 11 by temporary injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage, posting any bond or other security, and without prejudice to any other remedies which may be available at law or in equity. Seller agrees that the State Court of the State of Tennessee, Davidson County or the United States District Court for the Middle District of Tennessee is a court of competent jurisdiction and the parties each consent to the personal jurisdiction of the above courts for the purposes of such an action or proceeding instituted to obtain equitable relief relating to the provisions of this Section 11; and in connection therewith Seller agrees that process in any action may be served upon them and shall be deemed to be complete when the same is received by delivery or mail, as the case may be, in the same manner as notices are required to be given pursuant to
the provisions of this Agreement.   All fees and expenses incurred by Purchaser
in connection with enforcing its rights under this Agreement as permitted by this Section 11 shall be paid by Seller in the event the Purchaser is granted any temporary, permanent, mandatory or other equitable relief by any court of competent jurisdiction.





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         IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                          SELLER:

                                          GENESCO INC.


                                          By: /s/ Roger G. Sisson
                                             ---------------------------------
                                          Name: Roger G. Sisson
                                          Title: Secretary


                                          PURCHASER:

                                          PENTLAND SPORTS GROUP, LTD.



                                          By:/s/ Nahum G. Shar
                                             ---------------------------------
                                          Name: Nahum G. Shar
                                          Title: President





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